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                                                                    Exhibit 10 G

                                  DELUXE CORPORATION

                  DESCRIPTION OF INITIAL COMPENSATION AND EMPLOYMENT
                        ARRANGEMENT WITH JOHN A. BLANCHARD III

Title:  President and CEO
Board Membership:  Recommend election to board
Base Salary:  $500,000 per year; next review November 1996
Annual Bonus:  Target award equal to 60% base salary; prorata portion guaranteed for 1995 Bonus payout range from 0% to 200% of target.
Long-Term Compensation:  Full participation in ongoing long-term program 40,000 share stock option grant for 1995.
Replacement for Forfeited Awards: Inducement to Join: 125,000 share stock option grants (25,000 1995, 50,000 1996, 50,000 1997) and 25,000 share restricted stock award with minimum five-year vesting $250,000 cash sign-on bonus; suggest that after-tax proceeds be used to buy Deluxe stock on open market upon joining.
Retirement Benefits: Credit 15 years of additional service for purposes of computing benefits under the Company's two defined-contribution retirement plans.
Perquisites:  Extend participation in the Company's automobile, tax preparation and other executive perquisite programs.
Severance:  24-month continuation of base salary and welfare and retirement benefits following actual or constructive termination without cause.
Change of Control: Options vest immediately, restricted stock and performance shares remain in place.

May 1, 1995